Exhibit 21
Subsidiaries

NAME	STATE OR OTHER JURISDICTION OF INCORPORATION

Cintas Corporation No. 3	Nevada
Cintas Corporation No. 2	Nevada
Cintas Corporate Services, Inc.	Ohio
The Millennium Mat Company, LLC	Ohio
Grupo Cintas de Mexico S.A. de C.V.	Mexico
Cintas Cleanroom Resources de Mexico, S.A. de C.V.	Mexico
Cintas Service Transportation LLC	Ohio
Cintas Distribution LLC	Ohio
CDS Equipment Holdings, LLC	Ohio
Cintas de Honduras, S.A.	Honduras
Empresa Cintas de Mexico, S.A. de C.V.	Mexico
Ensambles de Coahuila, S.A. de C.V.	Mexico
Cintas Manufacturing LLC	Ohio
Cintas Holdings LLC	Ohio
Cintas Canada Limited	Ontario, Canada
Cintas Holland BV	Netherlands
Zee Medical Distributors LLC	Ohio
G&K Services, LLC	Minnesota
Leef Bros., LLC	South Dakota
912501 Ontario Inc.	Canada
G&K Services Co., LLC	Minnesota
Grand Rapids Coat & Apron Service, LLC	Michigan
Rental Uniform Service of Somerset, KY, LLC	Kentucky
Alltex Uniform Rental Service, LLC	New Hampshire
G&K Services Holdings, LLC	Minnesota
3305236 Nova Scotia Company	Canada
Sanitizer Supply LLC	Ohio